Exhibit 99.3

Fujifilm’s Initiatives in

Regenerative Medicine

Shigetaka Komori Chairman and CEO

FUJIFILM Holdings Corporation

March 30, 2015

Priority Business: Healthcare

Expand business with focus on six core business areas

[Graphic Appears Here]

FUJIFILM

Comprehensive Healthcare Company



予防
Functional Cosmetics
Supplements
HairCare
Business Expansion
Diagnostics
X-Ray Imaging (FCR/DR/Film)
Endoscopes
Radio Diagnostic Medicines
Ultrasound
Influenza Detection
Business Expansion
Treatment
Low Molecular Drugs
Biopharmaceuticals
Perseus Proteomics
Fujifilm Diosynth Biotechnologies
Kalon
Regenerative Medicine
ジェイス
ジャック
Autologous cultured epidermis
Autologous cultured cartilage

2

Therapeutic Initiatives



2006 Fujifilm Fine Chemicals Co., Ltd. became a wholly owned subsidiary
2006 Investment in Perseus Proteomics Inc.
2009 Became a Fujifilm subsidiary
2006 Aquired FUJIFILM RI Pharma Co., Ltd.
2008 Acquired Toyama Chemical Co.
Entry into the Pharma Industry
2009 Pharmaceutical Research Laboratories established
2010 Pharmaceutical Products Division Established
2010 Acquired Fujifilm Diosynth Biotechnologies
2014 Acquired Kalon*1
2010 Invested in Japan Tissue Engineering Co., Ltd.
2014 Became consolidated subsidiary
2010 FUJIFILM Pharma Co., Ltd. established
2011 Established Fujifilm Kyowa Kirin Biologics
2013 Established Regenerative Medicine Business Development office
2013 Established Regenerative Medicine Laboratories
Fields
Low-molecular drugs field
Biopharmaceuticals field
Regenerative medicine field

*1 : Now FUJIFILM Diosynth Biotechnologies, LLC in Texas

3

Significance of Efforts in Regenerative Medicine

Unmett Medicali l Needs

Age-related

Severe heart Spinal Cord

macular Strokes Diabetes

degeneration failure Injuries EEEE

Regenerative Medicine

Legal Reform iPS Cell Technical

Advancements

Drug Discovery

Fujifilm's Regenerative Medicine Initiatives

FUJIFILM



Regenerative Medicine
Utilizing somatic cells and stem cells
J-TEC
Autologous cultured epidermis
Autologous cultured cartilage
ジェイス
ジャック
Using iPS cells
Heart
Brain
Liver
Pancreas
Kidneys
Technology application
3D cell structure technology
• Isolator
• Incubator
• Automated Culture Apparatus
• Cell sorters, etc.
Devices
Scaffolding material (RCP)
FUJIFILM
Consumables
• Contract Cell Culture
• Cell Banking
• Cell Transport
• Contract Quality Control
Services
iPS cells
Cellular Dynamics international
Drug discovery
Related fields
Early commercialization

RCP : Recombinant peptide

5

Acquisition of U.S.-based Cellular Dynamics International, Inc., a leading developer and manufacturer of iPS cells

Towards a new stage in the regenerative medicine business

Acquisition of Cellular Dynamics International, Inc. (USA), a leading developer and manufacturer of iPS cells

Yuzo Toda

Director, Senior Vice President

FUJIFILM Corporation

March 30, 2015

Cellular Dynamics International, Inc. Summary

Name: Cellular Dynamics International, Inc. (“CDI”)

Founded: 2004

Founded by world-renowned researcher, Dr. James Thomson of

University of Wisconsin-Madison, the first in the world to generate ES cells.

IPO: July 30, 2013, listed on NASDAQ

Location: Madison, Wisconsin, USA

Chairman and CEO: Robert J. Palay

Core product: Human iPSC derived cells from a single genetic background, e.g.

cardiomyocytes, neurons, hepatocytes, etc.(iCell® products),

Human iPSC’s and iPSC derived cells from custom genetic backgrounds

(MyCell® products)

Sales: $ U.S.16.7 million (FY 2014/12)

Number of employees: 155 (as of Dec. 31, 2014)

Drug Discovery Innovation through Human iPS Cells



New Drug Development Process Thus Far
Drug Discovery Research (R)
Clinical Developments（D）
Identify/Confirm Target Molecules
Search/ Optimize Leads
Narrow down development products, Preclinical
Phase I (Clinical pharmacology)
Phase II (Search/ Verify)
Phase III (Verify)
Build evaluation system. Evaluate target.
Screening in vitro/in vivo
Pharmacology/Dynamic Toxicity/GLP Safety
Pharmocokinetic Safety
Effective Dosage and Administration
Effectiveness Safety
Human Cell Testing Animal Testing
Animal Cell Testing /Animal Testing
Animal Testing
Human Trials（Healthy Subjects）
Human Trials（Patients）
Human Trials（Patients）
Pharmaceutical Laws, Regulations
Replacement
hERG Testing
Human QT Extension Testing
Effective Patient Screening
New Drug Development Process of the Future
Normal human iPSC derived cells
iCell® Products
Cellular Dynamics international
Shorter period for new drug development.
Reduction in new drug development costs.
Improved probability of new drug development.
Innovation
Disease-specific human iPSC derived cells
MyCell® Products

9

Strengths and Features of CDI

Merging University of Wisconsin-Madison’s iPS cell technology with CDI’s unique iPS cell culturing technology

Patent portfolio includes over 800 entities (includes licences and pending patents)

Awarded US patent covering automated production of iPSC’c

Rich product line from iPS cell-derived differentiated cells

Ready made iCell? : 12 types (incl. prototypes) such as cardiomyocytes, neurons, endothelial cells, dopaminergic neurons, hepatocytes

Custom made MyCell? : reprogramming, genetic engineering, and cell differentiation

Pioneer in iPS cell banking

Currently contracted to establish and bank iPS cells from over 3000 people via CIRM (USA)*1

2 cGMP HLA superdonor iPSC lines established

Applying iPS cells to Cell Therapy

12 types of iPS cell-derived differentiated cells can be used to treat over 50 diseases

Providing US NEI*2 with retinal pigmented cells for preclinical studies in the treatment of age-related macular degeneration

*1 : California Institute for Regenerative Medicine *2 : National Eye Institute 10

Fujifilm' Core Technologies


Materials to make colors
Coupler
Color-fade inhibitor
Materials to create reaction field
Materials to capture light


10μm
Sensing
Memory
Display
Yellow
Magenta
Cyan

Electron micrograph (Before development)

Optical micrograph (After development)


Highly Functional Materials
Fusion
Engineering
Revolutionary Value

Development into New Business

(Functional cosmetics, Supplements, Pharmaceuticals, Regenerative medicine)

12

Strengths and Characteristics of Fujifilm Group


Three main pillars of regenerative medicine
Cytokines
(intercellular signaling compound)
Scaffold
(extracellular matrix)
Cells
FUJIFILM
Realization of non-animal derived scaffolding material
Highly Functional Material Technology
RCP Gene Introduction
Yeast
Cultivate, Refine
Lyophilized RCP
Engineering Technology
1cm
Granules
Sponge
Microscopic Petaloid Pieces
High Added Value
3D Cell Structure
"Cellsaic"
Combine with Cells
J-TEC
Created first regenerative medicine products in Japan
Autologous cultured epidermis
ジェイス
2007
Autologous cultured cartilage
ジャック
2012
Quality Management System supported by experience
Request item
R&D, Clinical Trials
GLP, GCP
Application for Drug approval
Manufacture Inspection
GCTP
GQP
Sales
Use
GVP
GQP
GPSP
Post-marketing care
Feedback

Petaloid: meaning "petal-like"

11

Anticipated Technology Synergy


FUJIFILM
Extracellular matrix
Engineering Technology
1
3
2
Quality management
Somatic cell/Stem cell
Reprograming/ differentiation
iPS cells
J-TEC
Cellular Dynamics international

1 **FUJIFILM & CDI:** Expand drug discovery support

Combined with FUJIFILM's extracellular matrix (Recombinant Peptide: RCP) enhanced performance materials can be used to create 3D structures, expanding drug discovery opportunities.

2 **J-TEC & CDI** : Development of contract cell culturing

Together with quality management systems (GCTP/GQP, etc.) nurtured through J-TEC's regenerative products, iPS cell banking and contract cell culturing for use in cell therapy.

3 **FUJIFILM & CDI & J-TEC**: Organ regeneration R&D

Combine technology from these 3 companies and develop organ regenerative treatments enabling transplantation of a 3D cell structured organ mimic.
→ technologies developed during drug discovery support will flow back to regenerative medicine.

12

Fujifilm Group Goals in Regenerative Medicine


Low Molecule Drugs
Biopharmaceuticals
Cell Therapy / Tissue Regeneration Therapy
Organ Regeneration Therapy
Simulated Bioorganism
Acts on a bioorganism
Use natural healing properties of bioorganisms
First Wall
Second Wall
Curative Therapy
Symptomatic Treatment
《Non-interactive》
Single Low Molecule ⇒ Single Target
Low molecule compound
《Non-interactive》
Single Polymer ⇒ Single/Multiple Targets
Biopolymer
Insulin, Antibody
《Interactive》
Single Cell / Tissue ⇔ Body Tissue
Single cell Single cell type tissue:
Heart (myocardium), Nerves, Skin (epithelium), Cartilage
《Interactive》
Multiple Cells / Organ ⇔ Body Tissue
Organs comprising various cell types:
Liver
Pancreas
Kidneys
Structuring
Structuring /Ordering
Self-organization
Candesartan
(angiotensin II receptor antagonist)
MW: <1,000
Size: ≤ 3-4 nm
Insulin
Antibody
MW: order of 10³ to 10⁵
Size: 1 to 10 nm
Cell
Size: 3-4 μm to 3-4cm
Extracellular matrix
organ
Size: ≥ 3-4 cm

13

Overview of the Acquisition

Method: Tender offer for common stock of CDI by a special purpose company formed as a wholly-owned subsidiary of Fujifilm’s

U.S. holding company

(If necessary, following the tender offer, exercise of top-up option to acquire new shares), followed by a short-form

merger

Price: USD 16.5 per share

Represents a 108% premium over the USD 7.94 closing

price on March 27.

Total value Approximately 307 million USD (fully-diluted basis)

Offer period: Commences within 5 business days after March 30, 2015

Ends 20 business days from commencement

(subject to extension)

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This presentation contains certain statements which constitute “forward-looking statements”. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, ‘future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Fujifilm’s and CDI’s abilities to control or estimate precisely, such as future market conditions, the behaviors of other market participants, the effects of the transaction making it more difficult to maintain existing relationships with employees, customers or business partners, and other business effects, including the effects of industry, economic or political conditions, and therefore undue reliance should not be placed on such statements. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding the proposed acquisition of CDI by Fujifilm, such as: the timing of the tender offer and the merger; results of the review of the transaction by regulatory agencies, and any conditions imposed in connection with consummation of the transaction; and satisfaction of various other conditions to the closing of the transaction. Actual results may differ materially from those in the forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of CDI’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent filings on Form 10-K and Form 10-Q. CDI and Fujifilm assume no obligation to update these forward-looking statements, except as required pursuant to applicable law.

NOTE TO INVESTORS

The tender offer to purchase shares of CDI common stock referenced in this press release has not yet commenced, and this press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of CDI common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which Fujifilm will file with the SEC and mail to CDI stockholders. At the time the tender offer is commenced, CDI will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer (the “Recommendation Statement”). Investors and security holders of CDI are advised to read the Tender Offer Statement and Recommendation Statement carefully when they become available, before making any investment decision with respect to the tender offer because they will contain important information about the tender offer. Investors and security holders of CDI also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by Fujifilm with the SEC (when these documents become available) and the Recommendation Statement and other documents filed by CDI (when these documents become available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be obtained (when these documents become available) from Fujifilm’s website at http://www.fujifilmholdings.com/en/investors/index.html; and free copies of the Recommendation Statement and related materials may be obtained (when these documents become available) from CDI’s website at www.cellulardynamics.com.